UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025
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NLIGHT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4637 NW 18th Avenue Camas, Washington		98607
(Address of principal executive offices)		(Zip Code)
(360) 566-4460
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $0.0001 per share	LASR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2025, Mr. Douglas Carlisle submitted his resignation from the board of directors (the “Board”) of nLIGHT, Inc. (the “Company”), including as member of the Board’s Audit Committee and as member of the Board’s Nominating and Corporate Governance Committee. Mr. Carlisle’s resignation from the Board became effective on June 12, 2025. Mr. Carlisle’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Carlisle’s resignation, on June 12, 2025, the Board, upon recommendation from the Nominating and Corporate Governance Committee of the Board, appointed Mark Hartman as a Class III director, with a term expiring at the Company’s 2027 annual meeting of stockholders. The Board has also appointed Mr. Hartman as a member of the Board’s Audit Committee.

Mark Hartman, 51, is a retired Chief Financial Officer from Woodward Inc. (Nasdaq: WWD), a publicly traded global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Mr. Hartman spent 16 years at Woodward, beginning in 2007 as the Vice President Corporate Controller and held multiple senior finance roles before his promotion to Chief Financial Officer in 2021.

Mr. Hartman started his career in 1995 in the audit practice of Arthur Andersen and then transferred to the business consulting practice, finishing as a Manager in 2001. In 2002, he joined Advanced Energy Industries, a publicly traded power conversion company serving the semiconductor industry, as the Director of Accounting Services and also served as the interim Chief Financial Officer from 2005 to 2006. Mr. Hartman is a retired CPA, earned his MBA from Northwestern University Kellogg School of Management and his BBA in accounting from Western Michigan University.

No arrangement or understanding exists between Mr. Hartman and any other person pursuant to which he was selected as a director. Furthermore, there are no transactions between Mr. Hartman or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K.

Mr. Hartman will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s proxy statement for its 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on April 25, 2025, in the section titled “Outside Director Compensation Policy.” In addition, the Company will enter into its standard form of indemnification agreement with Mr. Hartman.

A copy of the press release announcing Mr. Hartman’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated June 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.
(Registrant)
Date:	June 13, 2025
		By:	/s/ JOSEPH CORSO
Joseph Corso
Chief Financial Officer